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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 14, 1997 on the financial statements of the Canal Street Hotels Limited Partnership as of December 31, 1996 and 1995 and for the years then ended (and to all references to our firm) included in or made a part of this Amended Registration Statement on Form S-11 (File No. 333-45647).


/s/ ARTHUR ANDERSEN LLP
New Orleans, Louisiana
March 25, 1998